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                                                                     EXHIBIT 1.1

                                  $258,000,000

                             R.J. TOWER CORPORATION

                            12% Senior Notes due 2013

                                  Guaranteed by

                             TOWER AUTOMOTIVE, INC.

                               PURCHASE AGREEMENT

                                                       June 6, 2003

J.P. Morgan Securities Inc.
  As Representative of the
  several Initial Purchasers listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         R.J. Tower Corporation, a Michigan corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative"), $258,000,000 principal amount of its 12% Senior Notes due 2013 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of June 13, 2003 (the "Indenture") among the Company, Tower Automotive, Inc. ("Tower Automotive" or "Parent Guarantor") and each of the Company's subsidiaries listed in Schedule 3 hereto (the "Subsidiary Guarantors" and together with the Parent Guarantor, the "Guarantors") and BNY Midwest Trust Company, as trustee (the "Trustee"), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the "Guarantees").

         The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company and the Parent Guarantor have prepared a preliminary offering memorandum dated May 28, 2003 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, the Parent Guarantor and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company and the Parent Guarantor to the Initial Purchasers pursuant to the terms of this Agreement. The Company and the Parent Guarantor hereby confirm that they have

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authorized the use of the Preliminary Offering Memorandum and the Offering
Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum. References herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

         Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act (the "Exchange Offer Registration Statement") of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

         The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

         1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 94.955% of the principal amount thereof. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

         (b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

                  (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

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                  (iii)    it has not solicited offers for, or offered or sold,
         and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

                           (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

                           (B) in accordance with the restrictions set forth in Annex A hereto.

         (c) Each Initial Purchaser acknowledges and agrees that the Company and the Guarantors, for purposes of the opinions and reliance letter to be delivered to the Initial Purchasers pursuant to Sections 5(h), 5(i), 5(j) and 5(k), counsel for the Company and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

         (d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser, provided that any such offers or sales shall be made in accordance with the provisions of this Agreement.

         2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 9:00 A.M., New York City time, on June 13, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

         (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

         3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

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         (a)      Offering Memorandum. The Preliminary Offering Memorandum, as
of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and the Guarantors in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

         (b) Incorporated Documents. The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum or any further amendment or supplement thereto (the "Incorporated Documents"), when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in this paragraph (b) is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Offering Memorandum if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Offering Memorandum.

         (c) Financial Statements. The financial statements and the related notes thereto included in or incorporated by reference into the Preliminary Offering Memorandum and the Offering Memorandum present fairly the financial position of the Parent Guarantor, the Company and their subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included in or incorporated by reference into the Preliminary Offering Memorandum and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

         (d) No Material Adverse Change. Since the date of the most recent financial statements of the Parent Guarantor and the Company included in or incorporated by reference into the Preliminary Offering Memorandum and the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference herein), (i) there has not been any material change in the capital stock or long-term debt of the Parent Guarantor, the Company or any of their subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent Guarantor (other than dividends on the Tower Automotive Capital Trust 6 3/4% Trust Convertible Securities), the Company or any of their subsidiaries on any class of capital stock, or

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any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Parent Guarantor and its subsidiaries taken as a whole; (ii) neither the Parent Guarantor, the Company nor any of their subsidiaries has entered into any transaction or agreement that is material to the Parent Guarantor and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent Guarantor and its subsidiaries taken as a whole; and (iii) neither the Parent Guarantor, the Company nor any of their subsidiaries has sustained any loss or interference with their business from fire, explosion, flood or other calamity that is material to the Parent Guarantor and its subsidiaries taken as a whole, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Memorandum.

         (e) Organization and Good Standing. The Parent Guarantor, the Company and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Parent Guarantor and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 of this Agreement and the identified subsidiaries are the only significant subsidiaries of the Company. The subsidiaries listed in Schedule 3 to this Agreement are the guarantors of obligations under our Senior Credit Agreement (as defined in the Offering Memorandum) and will issue Guarantees under the Indenture.

         (f) Capitalization. The Parent Guarantor has the capitalization as set forth under the heading "Actual, as of March 31, 2003" in the Preliminary Offering Memorandum and the Offering Memorandum under the heading "Capitalization"; and all the outstanding shares of capital stock or other equity interests of the Parent Guarantor, the Company and each of their subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors' qualifying shares and except as otherwise described in the Offering Memorandum) and, except as set forth in the Offering Memorandum, are owned directly or indirectly by the Parent Guarantor and the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party that is material to the Parent Guarantor and its subsidiaries taken as a whole.

         (g) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities, and the

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Registration Rights Agreement (collectively, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

         (h) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

         (i) The Notes and the Guarantees. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

         (j) The Exchange Securities. On the Closing Date, the unissued Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

         (k) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

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         (l)      Third Amendment to the Credit Agreement. The Third Amendment
to the Credit Agreement has been duly authorized and as of the Closing Date, will be executed and delivered by the Company and the Subsidiary Guarantors. The execution, delivery and performance of the Credit Agreement and the related security documents which will be entered into with respect to collateral to secure term loans and permanent letters of credit issued under the Senior Credit Agreement and the security documents which may be entered into to secure amounts drawn under the revolving credit commitment under the Credit Agreement will not result in the creation of a lien to secure obligations under the Indenture dated as of July 25, 2000 relating to the E150,000,000 aggregate principal amount of 9.25% Senior Notes due 2010.

         (m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

         (n) No Violation or Default. Neither the Parent Guarantor, the Company nor any of their subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor, the Company or any of their subsidiaries is a party or by which the Parent Guarantor, the Company or any of their subsidiaries is bound or to which any of the property or assets of the Parent Guarantor, the Company or any of their subsidiaries is subject; or
(iii) except with respect to matters pertaining to the Sarbanes-Oxley Act of 2002 which is expressly covered in clause (nn) below, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and
(iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (o) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and the performance by the Company and each of the Guarantors of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent Guarantor, the Company or any of their subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor, the Company or any of their subsidiaries is a party or by which the Parent Guarantor, the Company or any of their subsidiaries is bound or to which any of the property or assets of the Parent Guarantor, the Company or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Parent Guarantor, the Company or any of their subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or

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violation that would not, individually or in the aggregate, have a Material
Adverse Effect.

         (p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Parent Guarantor, the Company or any of their subsidiaries of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Parent Guarantor, the Company and each of their subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) that shall have been obtained or made prior to the Closing Date pursuant to the Credit Agreement, (ii) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (iii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement and (iv) that if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Guarantors to perform their respective obligations under the Transaction Documents.

         (q) Legal Proceedings. Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Parent Guarantor, the Company or any of their subsidiaries is or may be a party or to which any property of the Parent Guarantor, the Company or any of their subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Parent Guarantor, the Company or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, except as described in the Offering Memorandum, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others.

         (r) Independent Auditors. Deloitte & Touche LLP ("Deloitte & Touche") is and Arthur Andersen LLP ("Arthur Andersen") was, when serving as the Parent Guarantor and the Company's independent auditors, independent certified public accountants with respect to the Parent Guarantor, the Company and their subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in, and incorporated by reference into, the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary--Summary historical consolidated financial data," "Capitalization,"

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"Selected historical financial data" and "Management's discussion and analysis of financial condition and results of operations," and the financial information contained in the Parent Guarantor's Proxy Statement for Annual Meeting of Shareholders dated April 24, 2003, incorporated by reference into the Offering Memorandum, under the heading "Executive Compensation" are derived from the accounting records of the Parent Guarantor, the Company and their subsidiaries and fairly present the information purported to be shown thereby. The other historical financial and statistical information and data included in, and incorporated by reference into, the Offering Memorandum are, in all material respects, fairly presented.

         (s) Title to Real and Personal Property. Except as set forth in the Offering Memorandum, the Parent Guarantor, the Company and their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Parent Guarantor, the Company and their subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Parent Guarantor, the Company and their subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (t) Title to Intellectual Property. The Parent Guarantor, the Company and their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Parent Guarantor, the Company and their subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, other than such conflicts that could not reasonably be expected to result in a Material Adverse Effect.

         (u) Investment Company Act. None of the Parent Guarantor, the Company nor any of their subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

         (v) Taxes. The Parent Guarantor, the Company and their subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles); and except as otherwise disclosed in the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Parent Guarantor, the Company or any of their subsidiaries or any of their respective properties or assets.

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                                                                              10

         (w) Licenses and Permits. The Parent Guarantor, the Company and their subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Offering Memorandum, neither the Parent Guarantor, the Company nor any of their subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

         (x) No Labor Disputes. No labor disturbance by or dispute with employees of the Parent Guarantor, the Company or any of their subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened that could reasonably be expected to result in a Material Adverse Effect.

         (y) Compliance With Environmental Laws. The Parent Guarantor, the Company and their subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

         (z) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Parent Guarantor, the Company or any of their affiliates for employees or former employees of the Parent Guarantor, the Company and their affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in
Section 412 of the Code has been incurred, whether or not waived, and, except as otherwise disclosed in the Offering Memorandum, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

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                                                                              11

         (aa) Accounting Controls. The Parent Guarantor, the Company and their subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) Insurance. The Parent Guarantor, the Company and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company's management reasonably believes are adequate to protect the Parent Guarantor, the Company and their subsidiaries and their respective businesses; and none of the Parent Guarantor, the Company or any of their subsidiaries has
(i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect from similar insurers, as may be necessary to continue its business.

         (cc) No Unlawful Payments. None of the Parent Guarantor, the Company or any of their subsidiaries or, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Parent Guarantor, the Company or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (dd) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

         (ee) No Restrictions on Restricted Subsidiaries. No Restricted Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company other than those existing on the date hereof under (i) Section 7.11 of the Credit Agreement, (ii) any agreements under which the Company's Foreign Subsidiaries have incurred indebtedness that in the aggregate do not exceed $38 million, (iii) any restrictions on the transfer of properties, provided that such transfer will not result in a Material Adverse Effect, and (iv) those permitted under in the Offering Memorandum, in clauses (iv), (v), (vii), (ix) and (x) under the heading "Certain covenants--Limitation on distributions from restricted subsidiaries", provided further that these exceptions shall not materially impair the ability of the Company or any of its subsidiaries to perform its obligations under the Notes and the Indenture.

                  (ff) No Broker's Fees. None of the Parent Guarantor, the Company or any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities, except as disclosed in the Offering Memorandum.

         (gg) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and the Offering Memorandum, as of its date, will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

         (hh) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (ii) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

         (jj) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

         (kk) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         (ll) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         (mm) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in or incorporated by reference into the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (nn) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in or incorporated by reference into the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

         (oo) Sarbanes-Oxley Act of 2002. The Parent Guarantor has complied with the currently applicable provisions of the Sarbanes-Oxley Act of 2002, and to the best of the Parent Guarantor's knowledge, the Parent Guarantor's directors and officers, in their capacities as such, have complied with the currently applicable provisions of the Sarbanes- Oxley Act of 2002.

         4. Further Agreements of the Company and the Guarantors. The Company, and to the extent expressly referred to in the paragraphs below, each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

         (a) Delivery of Copies. At any time prior to the completion of the distribution by the Initial Purchasers of the Securities, the Company will deliver to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

         (b) Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein prior to the completion of the initial offering of the Securities by the Initial Purchasers, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

         (c) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose;
(ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

         (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

         (e) Blue Sky Compliance. The Company will cooperate with the Initial Purchasers and their counsel to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as reasonably required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

         (f) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Parent Guarantor, the Company and each of their subsidiaries will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities (other than loans under the senior credit facility described in the Offering Memorandum and the Exchange Securities) issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

         (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading "Use of proceeds".

         (h) Supplying Information. While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (i) PORTAL and DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

         (j) No Resales by the Company. Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

         (k) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or

(ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

         (m) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         5. Conditions of Initial Purchasers' Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

         (b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist that is material and adverse, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

         (d) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

         (e) Officer's Certificate. The Company, the Parent Guarantor and each of their subsidiaries shall have furnished to the Initial Purchasers a certificate in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex D hereto, dated the Closing Date, of its Chief Executive Officer and Chief Financial Officer.

         (f) Management Comfort Letter. The Parent Guarantor shall have furnished to the Initial Purchasers a certificate, dated the date hereof, of its Chief Executive Officer and Chief Financial Officer, with respect to financial information relating to fiscal years audited by Arthur Andersen, providing "Management Comfort" with respect to such information to the extent Deloitte & Touche is unable to provide such comfort, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex E hereto.

         (g) The Parent Guarantor shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex F hereto.

         (h) Opinion of Special Counsel for the Parent Guarantor and the Company. Kirkland & Ellis, special counsel for the Parent Guarantor, the Company and their subsidiaries, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

         (i) Opinion of Counsel for the Parent Guarantor and the Company. Varnum, Riddering, Schmidt & Howlett LLP, counsel for the Parent Guarantor, the Company and their subsidiaries, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

         (j) Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (k) Reliance Letter of Special Counsel for the Parent Guarantor and the Company. Kirkland & Ellis, special counsel for the Parent Guarantor, the Company and their subsidiaries, shall have furnished to the Representative, at the request of the Company, their reliance letter with respect to their opinion, to be delivered to the banks in connection with the Third Amendment to the Credit Agreement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

         (l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

         (m) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, its Subsidiary Guarantors and its significant subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

         (n) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

         (o) The Indenture. The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

         (p) The Third Amendment to the Credit Agreement. The Third Amendment to the Credit Agreement, in the form such amendment has been described in the Offering Memorandum, shall have been approved by the required number of banks, parties thereto and such Third Amendment shall be effective and no default under the Credit Agreement shall be in existence on the Closing Date.

         (q) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

         (r) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         6.       Indemnification and Contribution.

         (a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 4 hereof.

         (b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph
(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements concerning the Initial Purchasers contained in the third, fifth and sixth sentences of the ninth and eleventh paragraphs, under the heading "Plan of Distribution," and with respect to each Initial Purchaser, such Initial Purchaser's name as it appears on the cover.

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person, unless in each case, agreed to by the Indemnified Person.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

         (f)      Non-Exclusive Remedies. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

         7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the- counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

         8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non- defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantors, except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

         9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated other than pursuant to Section 8, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and the Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities;
(vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company (but not the Initial Purchasers) in connection with any "road show" presentation to potential investors.

         (b)      If (i) this Agreement is terminated pursuant to Section 7,
(ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement other than pursuant to
Section 8, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

         10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser, the Company and each Guarantor referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

         11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

         12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "Exchange Act" means the Securities Exchange Act of 1934, as amended; and (d) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (e) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

         13. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be delivered or sent by mail or by fax to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Mr. Gerry Murray. Notices to the Company and the Guarantors shall be delivered or sent by mail or by fax to the address of the Company set forth in the Offering Memorandum, Attention: Mr. Ernest T. Thomas, Chief Financial Officer (fax: (616) 802-1554), with a copy to Mr. Dennis M. Myers, Esq., Kirkland & Ellis (fax: (312) 861- 2200).

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by fax), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.


                                               R.J. TOWER CORPORATION

                                               By: /s/ DANIEL H. WEBBER
                                                  ------------------------------
                                                  Name:  Daniel H. Webber
                                                  Title: Vice President and
                                                         Assistant Secretary



                                               TOWER AUTOMOTIVE, INC.

                                               By: /s/ DANIEL H. WEBBER
                                                  ------------------------------
                                                  Name:  Daniel H. Webber
                                                  Title: Assistant Secretary

                                    ALGOODS USA, INC.
                                    KALAMAZOO STAMPING AND
                                       DIE COMPANY
                                    TOWER AUTOMOTIVE BARDSTOWN, INC.
                                    TOWER AUTOMOTIVE BOWLING
                                       GREEN, LLC
                                    TOWER AUTOMOTIVE CHICAGO, LLC
                                    TOWER AUTOMOTIVE FINANCE, INC.
                                    TOWER AUTOMOTIVE GRANITE CITY, LLC
                                    TOWER AUTOMOTIVE GRANITE CITY
                                       SERVICES, LLC
                                    TOWER AUTOMOTIVE INTERNATIONAL,
                                       INC.
                                    TOWER AUTOMOTIVE INTERNATIONAL
                                       FUNDING, INC.
                                    TOWER AUTOMOTIVE INTERNATIONAL
                                       HOLDINGS, INC.
                                    TOWER AUTOMOTIVE LANSING, LLC
                                    TOWER AUTOMOTIVE MICHIGAN, LLC
                                    TOWER AUTOMOTIVE MILWAUKEE, LLC
                                    TOWER AUTOMOTIVE PLYMOUTH, INC.
                                    TOWER AUTOMOTIVE PRODUCTS
                                       COMPANY, INC.
                                    TOWER AUTOMOTIVE SERVICES AND
                                       TECHNOLOGY, INC.
                                    TOWER AUTOMOTIVE TECHNOLOGY, INC.
                                    TOWER AUTOMOTIVE TECHNOLOGY
                                       PRODUCTS, INC.
                                    TOWER AUTOMOTIVE TOOL, LLC
                                    TOWER AUTOMOTIVE TOOLING
                                       SERVICES, INC.
                                    TOWER AUTOMOTIVE WISCONSIN, LLC
                                    TOWER SERVICES, INC.
                                    TRYLON CORPORATION

                                    On behalf of each of the entities listed above:

                                    By: /s/ DANIEL H. WEBBER
                                       ------------------------------
                                       Name:  Daniel H. Webber
                                       Title: Vice President and
                                              Assistant Secretary

Accepted: June 6, 2003

J.P. MORGAN SECURITIES INC.

 For itself and on behalf of the
 several Initial Purchasers listed
 in Schedule 1 hereto.


By /s/ TIMOTHY DONAHUE
  ------------------------------------------
    Authorized Signatory
    Timothy Donahue
    Vice President

                                                                      Schedule 1

      Initial Purchaser             Principal Amount
      -----------------             ----------------
J.P. Morgan Securities Inc.          $ 131,580,000
Banc of America Securities LLC       $  89,010,000
ABN AMRO Incorporated                $  10,320,000
Comerica Securities                  $  10,320,000
Scotia Capital (USA) Inc.            $  10,320,000
BNP Paribas Securities Corp          $   6,450,000
                                     -------------
            Total                    $ 258,000,000

                                                                      Schedule 2

                                 [SUBSIDIARIES]

                                                                      Schedule 3

                                   GUARANTORS

ALGOODS USA, INC.
KALAMAZOO STAMPING AND DIE COMPANY
TOWER AUTOMOTIVE BARDSTOWN, INC.
TOWER AUTOMOTIVE BOWLING GREEN, LLC
TOWER AUTOMOTIVE CHICAGO, LLC
TOWER AUTOMOTIVE FINANCE, INC.
TOWER AUTOMOTIVE GRANITE CITY, LLC
TOWER AUTOMOTIVE GRANITE CITY SERVICES, LLC
TOWER AUTOMOTIVE INTERNATIONAL, INC.
TOWER AUTOMOTIVE INTERNATIONAL FUNDING, INC.
TOWER AUTOMOTIVE INTERNATIONAL HOLDINGS, INC.
TOWER AUTOMOTIVE LANSING, LLC
TOWER AUTOMOTIVE MICHIGAN, LLC
TOWER AUTOMOTIVE MILWAUKEE, LLC
TOWER AUTOMOTIVE PLYMOUTH, INC.
TOWER AUTOMOTIVE PRODUCTS COMPANY, INC.
TOWER AUTOMOTIVE SERVICES AND TECHNOLOGY, INC.
TOWER AUTOMOTIVE TECHNOLOGY, INC.
TOWER AUTOMOTIVE TECHNOLOGY PRODUCTS, INC.
TOWER AUTOMOTIVE TOOL, LLC
TOWER AUTOMOTIVE TOOLING SERVICES, INC.
TOWER AUTOMOTIVE WISCONSIN, LLC
TOWER SERVICES, INC.
TRYLON CORPORATION

                                                                         ANNEX A

         Restrictions on Offers and Sales Outside the United States

         In connection with offers and sales of Securities outside the United
States:

         (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

         (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

                  (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used and not otherwise defined in this Agreement or Annex A have the meanings given to them by Regulation S.

         (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

                  (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

                  (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

         (c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

                                                                         ANNEX B

                  [Form of Opinion of Counsel for the Company]

         (a) The Parent Guarantor and the Company and each of its domestic subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) All the outstanding shares of capital stock or other equity interests of the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non- assessable (except as otherwise described in the Offering Memorandum).

         (c) The Company and each of the Guarantors have full right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

         (d) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors.

         (e) The Notes and the Guarantees have been duly authorized, executed and delivered by the Company each of the Guarantors.

         (f) The Exchange Securities (including the related guarantees) have been duly authorized by the Company and each of the Guarantors.

         (g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Guarantors and public officials that are furnished to the Initial Purchasers.

The opinion of Varnum, Riddering, Schmidt & Howlett LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                                                                         ANNEX C

              [Form of Opinion of Special Counsel for the Company]

                                   [Attached]

                                                                         ANNEX D

                             R.J. TOWER CORPORATION

                              OFFICERS' CERTIFICATE

                  The undersigned, Dugald K. Campbell, the duly appointed President of R.J. Tower Corporation (the "Company"), a Michigan corporation, and Ernest T. Thomas, the duly appointed Treasurer of the Company, do hereby certify on behalf of the Company and solely in their respective capacities as officers of the Company (and not in an individual capacity in any manner) as follows in connection with Section 5(e) of the Purchase Agreement dated June 6, 2003 (the "Purchase Agreement"), among the Company, Tower Automotive, Inc. (the "Parent Guarantor") and the Subsidiary Guarantors (together with the Parent Guarantor, the "Guarantors") parties thereto and the initial purchasers named therein (the "Initial Purchasers") (capitalized terms that are defined in the Purchase Agreement are used herein as therein defined):

1. in our opinion, after examining the Offering Memorandum, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. the representations and warranties of the Company and the Guarantors in the Purchase Agreement are true and correct in all material respects as of the date hereof;

3. the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Purchase Agreement on or prior to the date hereof;

4. subsequent to the date of the Offering Memorandum, (i) there has been no material change in the capital stock or long-term debt of the Parent Guarantor, the Company or any of their subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent Guarantor or the Company on any class of capital stock (other than dividends of the Tower Automotive Capital Trust 6 3/4% Trust Convertible Preferred Securities), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Parent Guarantor and its subsidiaries taken as a whole; (ii) neither the Parent Guarantor, the Company nor any of their subsidiaries has entered into any transaction, incurred any liability or obligation, direct or contingent, where such transaction, liability or obligation is material, either individually or in the aggregate, to the Parent Guarantor, the Company and their subsidiaries taken as a whole; and
         (iii) none of the Parent Guarantor, the Company nor any of their subsidiaries has sustained any loss or interference with its business from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, where such occurrence or event is material, either individually or in the aggregate, to the Parent Guarantor and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the Offering Memorandum; and

5. subsequent to the execution and delivery of the Purchase Agreement (i) no downgrading has occurred in the rating accorded the Securities or any of the Parent Guarantor's or the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization has publicly announced or notified the Parent Guarantor or the Company that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any of the Parent Guarantor or the Company's other debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

                            [Signatures on next page]

                  IN WITNESS WHEREOF, the undersigned have executed this certificate as of the_____________day of June 2003.

                                      __________________________________________
                                      Name:  Dugald K. Campbell
                                      Title: President

                                      __________________________________________
                                      Name:  Ernest T. Thomas
                                      Title: Treasurer

                                                                         ANNEX E

                             R.J. TOWER CORPORATION

                              OFFICERS' CERTIFICATE

                  Reference is made to the offering by R.J. Tower Corporation, a Michigan corporation (the "Company"), of $258,000,000 in aggregate principal amount of 12% Senior Notes due 2013, pursuant to the terms of the Purchase Agreement, dated June 6, 2003 (the "Purchase Agreement"), among the Company, Tower Automotive, Inc. (the "Parent Guarantor") and the Subsidiary Guarantors (together with the Parent Guarantor, the "Guarantors") parties thereto and the initial purchasers named therein (the "Initial Purchasers"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement. Each of the undersigned, Dugald K. Campbell, the duly appointed President and Chief Executive Officer of the Parent Guarantor, and Ernest T. Thomas, the duly appointed Chief Financial Officer and Treasurer of the Parent Guarantor, pursuant to Section 5(f) of the Purchase Agreement, hereby certifies on behalf of the Company and solely in their respective capacities as officers of the Company (and not in an individual capacity in any manner) that, as of the date hereof:

                  1. Arthur Andersen LLP audited the consolidated financial statements of the Parent Guarantor as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, included in and incorporated by reference into the offering memorandum dated June 6, 2003 (the "Offering Memorandum"). Arthur Andersen LLP's report with respect thereto is also included in the Offering Memorandum.

                  2. At all times that Arthur Andersen LLP was engaged by the Parent Guarantor, Arthur Andersen LLP was a firm of independent certified public accountants with respect to the Parent Guarantor and the Company within the meaning of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the "SEC").

                  3. To the best of our knowledge, the consolidated financial statements audited by Arthur Andersen LLP included in and incorporated by reference into the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

                  4. Arthur Andersen LLP has not audited any financial statements of the Parent Guarantor as of any date or for any period subsequent to December 31, 2001 and has not reviewed any financial statements of the Parent or the Company as of any date or for any period subsequent to March 31, 2002.

                  5. Arthur Andersen LLP's reports on the consolidated financial statements of the Parent Guarantor as of and for the two years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. Arthur Andersen LLP's report refers to the Parent Guarantor's adoption on January 1, 2001 of the Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

                  6. During the two years ended December 31, 2001, there were no disagreements between the Parent Guarantor and Arthur Andersen LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

                            [Signatures on next page]

Dated as of this_____day of June 2003.

                                         _______________________________________
                                         Name:  Dugald K. Campbell
                                         Title: President and Chief Executive
                                                Officer

                                         _______________________________________
                                         Name:  Ernest T. Thomas
                                         Title: Chief Financial Officer and
                                                Treasurer

                                                                         ANNEX F

                             TOWER AUTOMOTIVE, INC.

                             OFFICERS' CERTIFICATE

                  Reference is made to the offering by R.J. Tower Corporation, a Michigan corporation (the "Company"), of $258,000,000 aggregate principal amount of 12% Senior Notes due 2013, pursuant to the terms of the Purchase Agreement, dated June 6, 2003 (the "Purchase Agreement"), among the Company, Tower Automotive, Inc. (the "Parent Guarantor") and the Subsidiary Guarantors (together with the Parent Guarantor, the "Guarantors") parties thereto and the initial purchasers named therein (the "Initial Purchasers"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement. Each of the undersigned, Dugald K. Campbell, the duly appointed President and Chief Executive Officer of the Parent Guarantor, and Ernest T. Thomas, the duly appointed Chief Financial Officer and Treasurer of the Parent Guarantor, pursuant to Section 5(g) of the Purchase Agreement, hereby certifies that solely in his respective capacity as an officer of the Parent Guarantor (and not in an individual capacity in any manner), as of the date hereof:

                  1. I have reviewed the offering memorandum dated June 6, 2003 ("the Offering Memorandum") which incorporates by reference the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Quarterly Report on Form 10-Q for each three month period ended March 31, 2003 and the Definitive Proxy Statement on Schedule 14A of the Parent Guarantor (the "Covered Reports"). Each reference to the Offering Memorandum shall be deemed to include the Covered Report, except to the extent that such information in the Covered Reports has not been modified or superseded by information contained in the Offering Memorandum, or in any subsequently filed document incorporated by reference into the Offering Memorandum.

                  2. Based on my knowledge, the Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by the Covered Reports and the Offering Memorandum. Each reference to the Offering Memorandum shall be deemed to include the Covered Report, except to the extent that such information in the Covered Reports has been modified or superseded by information contained in the Offering Memorandum, or in any subsequently filed document incorporated by reference into the Offering Memorandum.

                  3. Based on my knowledge, the financial statements, and other financial information included in and incorporated by reference into the Offering Memorandum, fairly present in all material respects the financial condition, results of operations and cash flows of the Parent Guarantor as of, and for, the periods presented in the Covered Reports and the Offering Memorandum.

                  4. The Covered Reports fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)).

                  5. The Parent Guarantor's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Parent Guarantor and the Company and we have:

                  a. designed such disclosure controls and procedures to ensure that material information relating to the Parent Guarantor and the Company, including their consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the Covered Reports and the Offering Memorandum were being prepared;

                  b. evaluated the effectiveness of the Parent Guarantor and the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the "Evaluation Date"); and

                  c. presented in the Quarterly Report on Form 10-Q for the period ended March 31, 2003 our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

                  6. The Parent Guarantor and the Company's other certifying officer and I have disclosed, based on our most recent evaluation, to the Parent Guarantor's and the Company's auditors and the audit committee of Parent Guarantor's board of directors (or persons performing the equivalent function):

                  a. all significant deficiencies in the design or operation of internal controls which could adversely affect the Parent Guarantor or the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weakness in internal controls; and

                  b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent Guarantor's or the Company's internal controls.

                  7. The Company's other certifying officer and I have indicated in the latest Quarterly Report on Form 10-Q for the period ended March 31, 2003 whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                            [Signatures on next page]

Dated as of this______day of June 2003.

                                               _________________________________
                                               Name:  Dugald K. Campbell
                                               Title: President
                                               _________________________________
                                               Name:  Ernest T. Thomas
                                               Title: Treasurer

                                                                       Exhibit A

                     [Form of Registration Rights Agreement]

                                   [Attached]

                                       4